Exhibit 99.1

Sun Microsystems and Southeastern Asset Management Agree to Appoint

New Independent Members to Sun’s Board of Directors

SANTA CLARA, Calif.—December 8, 2008—Sun Microsystems, Inc. (NASDAQ: JAVA) and value investment firm, Southeastern Asset Management, Inc., today announced that they have entered into an agreement to add two new independent members to Sun’s Board of Directors. Southeastern is Sun’s largest shareholder and currently holds approximately 162 million shares, or 22 percent, of Sun’s common stock.

Under the terms of the agreement, Sun will add two new independent directors to its Board. The appointments, to be approved by both companies, will occur as soon as reasonably practicable.

“We fully support Sun’s CEO, Jonathan Schwartz, and his leadership team in their efforts to continue driving near-term efficiencies and long-term growth,” said Jason E. Dunn, Vice President and Principal, Southeastern Asset Management, Inc. “Sun product lines like Open Storage and SolarisTM-based Chip Multi-Threading (CMT) systems along with software infrastructure assets including JavaTM, OpenSolarisTM and MySQLTM, illustrate Sun’s enormous growth opportunity. With the appointment of two new directors, the recently announced restructuring, over $3 billion in cash and a long history of cash generation, we are confident Sun is well positioned for long-term success.”

“Southeastern is a knowledgeable partner and investor that has demonstrated great commitment to our long-term vision and success,” said Schwartz. “Bringing complementary world-class talent to our board community only helps Sun fuel new ideas, drive more innovation and accelerate business opportunities and focus. Sun is committed to do what’s necessary to deliver maximum value to its customers and shareholders.”

The majority of Sun’s board members are independent and represent a broad range of industries and expertise. For more information on Sun’s Board of Directors, please visit http://www.sun.com/company/cgov/board.jsp.

For more details on today’s announcement, please visit http://www.sun.com/news to hear a podcast featuring Southeastern’s Jason Dunn discussing his perspectives on this agreement.

About Southeastern Asset Management

Southeastern Asset Management, Inc. is an investment management firm with over $34 billion in client assets under management at September 30, 2008, including approximately $14 billion in the three Longleaf Partners Funds: Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, and Longleaf Partners International Fund. Southeastern was established in 1975, and the first of the Longleaf Partners Funds was launched in 1987.

About Sun Microsystems, Inc.

Sun Microsystems develops the technologies that power the global marketplace. Guided by a singular vision — “The Network is the ComputerTM” — Sun drives network participation through shared innovation, community development and open source leadership. Sun can be found in more than 100 countries and on the Web at http://sun.com.

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Sun, Sun Microsystems, the Sun logo, Java, Solaris, OpenSolaris, MySQL and The Network Is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. or its subsidiaries in the United States and other countries.

This press release contains forward-looking statements regarding the future results and performance of Sun Microsystems, Inc., including statements regarding the addition of new members to Sun’s board of directors and the timing and effect of adding such directors, Sun’s growth opportunity and Sun’s commitment to deliver maximum value to its customers and shareholders. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those predicted in any such forward-looking statements. Factors that could cause Sun’s actual results to differ materially from those contained in such forward-looking statements include: the ability to identify and appoint suitable board candidates; competition; pricing pressures; the complexity of Sun’s products and the importance of rapidly and successfully developing and introducing new products; Sun’s dependence on significant customers, specific industries and geographies; delays in product development or customer acceptance and implementation of new products and technologies; Sun’s ability to implement a new enterprise resource planning system; a material acquisition, restructuring or other event that results in significant charges; failure to successfully integrate acquired companies; reliance on single-source suppliers; risks associated with Sun’s ability to purchase a sufficient amount of components to meet demand; inventory risks; risks associated with the quality of Sun’s products; risks associated with international customers and operations; Sun’s dependence on channel partners; failure to retain key employees; and risks associated with Sun’s ability to achieve expected cost reductions within expected time frames. Please also refer to Sun’s periodic reports that are filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008. Sun assumes no obligation to, and does not currently intend to, update these forward-looking statements.

Investor Contact:

Ron Pasek

650-786-8008

ron.pasek@sun.com

Press Contact:

Kristi Rawlinson

650-786-6933

kristi.rawlinson@sun.com

Industry Analyst Contact:

Kathy Engle

415-294-4368

kathy.engle@sun.com